                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated November 6, 1995, covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and December 31, 1994, and for the years then ended, and our reports dated February 4, 1994, covering the audited financial statements of Itran Corporation as of December 31, 1993 and for the year then ended, included in Robotic Vision Systems, Inc.'s Form 10-K for the year ended September 30, 1995 and included in Robotic Vision Systems Inc.'s registration statement on Form S-3 dated January 12, 1996 relating to the International Data Matrix merger (File No. 333-00195) and to the incorporation by reference of our report dated February 13, 1995 (except for the matters discussed in Notes 7 and 13, as to which the dates are July 19, 1995 and July 11, 1995, respectively) included in Robotic Vision Systems, Inc.'s Form 8-K dated October 3, 1995 and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 11, 1996